EXHIBIT 5.2


                                       March 12, 2001

BECOR COMMUNICATIONS
17337 Ventura Boulevard, Suite 224
Encino, California 91316

Re:      BECOR COMMUNICATIONS, INC. (the "Company")
         Registration on Form SB-2, Second Amendment

Gentlemen:

The undersigned consents to the reference to his opinion as an exhibit to the Registration Statement, and the Second Amendment, and to the use of his name under the heading "Legal Matters" in the Registration Statement, and the Second Amendment.



                                       Sincerely,


                                       /s/ L. Stephen Albright
                                       L. STEPHEN ALBRIGHT, ATTORNEY AT LAW